Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of AC Immune SA of our report dated March 30, 2020 relating to the financial statements, which appears in AC Immune SA’s Annual Report on Form 20-F for the year ended December 31, 2019.

/s/ PricewaterhouseCoopers SA
Lausanne, Switzerland
October 23, 2020